STOCK PLEDGE AGREEMENT

STOCK PLEDGE AGREEMENT (this “Agreement”), effective as of November 29, 2006, is by and among Bio Solutions Manufacturing, Inc., a New York corporation (the “Pledgor”), and the parties set forth on the signature page hereto and their endorsees, transferees, and assigns (each a “Pledgee” and, collectively, the “Pledgees”).

W I T N E S S E T H

WHEREAS, pursuant to the Loan Agreement dated the date hereof between the Pledgor and the Pledgees, (i) the Pledgees have agreed to amend and restate certain obligations relating to advances previously made by the Pledgees on behalf of the Pledgor (the “Amended Notes”) and (ii) the Pledgees have agreed from time to time to loan to Pledgee certain principal amounts (collectively, the “Loans”), which shall be evidenced by a secured convertible promissory note (the “Note”, together with the Amended Notes, the “Notes”). The principal amount outstanding and interest payable under the Notes is convertible into shares of the Pledgee’s common stock, $0.001 par value (the “Common Stock”). In connection with the transactions contemplated by the Loan Agreement, Pledgor and the Pledgees have entered into the Loan Agreement, dated the date hereof (the “Loan Agreement”); and

WHEREAS, as a material inducement to Pledgees to provide loans evidenced by the Notes to Pledgor, Pledgees have required and Pledgor has agreed to grant to Pledgees a security interest in all of the outstanding capital stock of (i) Bio Extraction Services, Inc., a New York corporation currently owned by Pledgor (the “BESI Shares”) and (ii) Bio Solutions Productions, Inc., a Nevada corporation currently owned by Pledgor (the “BSP Shares”, together with the BESI shares, the “Shares”), as collateral security for the timely and full satisfaction of all obligations of Pledgor, whether matured or unmatured, now or hereafter existing or created and becoming due and payable, under the Transaction Documents (as defined in the Note) and this Agreement (such obligations are collectively referred to herein as the “Obligations”).

NOW, THEREFORE, in consideration of the foregoing recitals, and the mutual covenants contained herein, the parties hereby agree as follows:

1. Security. As collateral security for the due and punctual payment and performance, when due, by each of the Pledgor of all the Obligations, Pledgor, hereby pledges with, hypothecates, transfers and assigns to Pledgees, their successors and assigns, all of the Shares and all proceeds, shares and other securities received, receivable or otherwise distributed in respect of or in exchange for the Shares, including, without limitation, any shares and other securities into which such Shares are convertible or exchangeable (collectively referred to as the “Collateral”). Simultaneously herewith, Pledgor shall deliver to Pledgees the certificates representing the Shares, stamped with a bank medallion guarantee, along with a stock transfer power duly executed in blank by Pledgor, to be held by Pledgees as security. Any other Collateral received by Pledgor shall also be delivered to Pledgees together with any executed stock powers or other transfer documents requested by Pledgees, which request may be made at any time prior to the date when the Obligations shall have been paid and otherwise satisfied in full.

2. Voting, Power, Dividends, Etc. and other Agreements.

(a) Unless and until an Event of Default as set forth in Section 3 hereof has occurred, Pledgor shall be entitled to:

(i) exercise all voting and/or consensual powers pertaining to the Shares or other Collateral, or any part thereof, for all purposes;

(ii) receive and retain dividends paid with respect to the Shares or other Collateral; and

(iii) receive the benefits of any income tax deductions available to Pledgor as a shareholder of BESI and BSP.

(b) Pledgor agrees that it will not sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of any of the Shares.

(c) Pledgor agrees to pay all costs including all reasonable attorneys’ fees and disbursements incurred by Pledgee in enforcing this Agreement in accordance with its terms.

3. Default and Remedies.

(a) For the purposes of this Agreement “Event of Default” shall mean:

(i) default in or under any of the Obligations after the expiration, without cure, of any applicable cure period; or

(ii) a breach by Pledgor of any of its representations or warranties in this Agreement or in any the Transaction Documents; or

(iii) the occurrence of a Triggering Event under any Note.

(b) Pledgees shall have the following rights upon any Event of Default and for so long as the Obligations are not satisfied in full:

(i) the rights and remedies provided by the Uniform Commercial Code as adopted by the State of New York (the “UCC”)(as said law may at any time be amended);

(ii) the right to receive and retain all dividends, payments and other distributions of any kind upon any or all of the Shares or other Collateral;

(iii) the right to cause any or all of the Shares or other Collateral to be transferred to its own name or to the name of its designee and have such transfer recorded in any place or places deemed appropriate by Pledgees; and

(iv) the right to sell, at a public or private sale, the Collateral or any part thereof for cash, upon credit or for future delivery, and at such price or prices in accordance with the UCC (as such law may be amended from time to time). Upon any such sale, Pledgees shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Pledgees shall give the Pledgor not less than ten (10) days’ written notice of its intention to make any such sale. Any such sale shall be held at such time or times during ordinary business hours and at such place or places as Pledgees may fix in the notice of such sale. Pledgees may adjourn or cancel any sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral upon terms calling for payments in the future, any Collateral so sold may be retained by Pledgees until the selling price is paid by the purchaser thereof, but Pledgees shall incur no liability in the case of the failure of such purchaser to take up and pay for the Collateral so sold and, in the case of such failure, such Collateral may again be sold upon like notice. Pledgees, however, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the security interest and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction, the Pledgor having been given due notice of all such action. Pledgees shall incur no liability as a result of a sale of the Collateral or any part thereof. All proceeds of any such sale, after deducting the reasonable expenses and reasonable attorneys’ fees incurred in connection with such sale, shall be applied in reduction of the Obligations, and the remainder, if any, shall be paid to Pledgor.

4. Application of Proceeds; Release. The proceeds of any sale or enforcement of or against all or any part of the Collateral, and any other cash or collateral at the time held by Pledgees hereunder, shall be applied by Pledgees first to the payment of the reasonable costs of any such sale or enforcement, then to reimburse Pledgees for any damages, costs or expenses incurred by Pledgees as a result of an Event of Default, then to the payment of the principal amount of, and interest and any other payments due in respect of, the Obligations. The remainder, if any, shall be paid to Pledgor. As used in this Agreement, “proceeds” shall mean cash, securities and other property realized in respect of, and distributions in kind of, the Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of any issuer of securities included in the Collateral.

5. Representations and Warranties. Pledgor hereby represents and warrants to Pledgees that:

(i) Pledgor has full power and authority and legal right to pledge the Collateral to Pledgees pursuant to this Agreement and this Agreement constitutes a legal, valid and binding obligation of Pledgor enforceable in accordance with its terms;

(ii) the execution, delivery and performance of this Agreement and other instruments contemplated herein will not violate any provision of any order or decree of any court or governmental instrumentality or of any mortgage, indenture, contract or other agreement to which the Pledgor is a party or by which the Pledgor and the Collateral may be bound, and will not result in the creation or imposition of any lien, charge or encumbrance on, or security interest in, any of the Pledgor’s properties pursuant to the provisions of such mortgage, indenture, contract or other agreement;

(iii) Pledgor is the sole owner of the Collateral free and clear of all liens, charges, encumbrances, or security interests and the Shares have been duly authorized and validly issued, fully paid and non-assessable; and

(iv) the Pledgor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

6. No Waiver; No Election of Remedies. No failure on the part of Pledgees to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Pledgees of any right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law. In addition, the exercise of any right or remedy of Pledgees at law or equity or under this Agreement or any of the documents shall not be deemed to be an election of Pledgees’ rights or remedies under such documents or at law or equity.

7. Termination. This Agreement shall terminate when all of the Obligations shall have been paid and otherwise satisfied in full.

8. Further Assurances. The parties hereto agree that, from time to time upon the written request of any party hereto, they will execute and deliver such further documents and do such other acts and things as such party may reasonably request in order fully to effect the purposes of this Agreement.

9. Miscellaneous.

(a) Modification. This Agreement contains the entire understanding between the parties with respect to the subject matter hereof and specifically incorporates all prior oral and written agreements relating to the subject matter hereof. Neither this Agreement nor any portion or provision hereof may be changed, modified, amended, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.

(b) Notice. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Pledgor	Bio Solutions Manufacturing, Inc.
4440 Arville Street # 6
Las Vegas, NV 89103
Facsimile No.: (702) 222-9126
Attn: Secretary

If to the Pledgees: At the address set forth opposite their name on the signature page or such other address as may be designated in writing hereafter, in the same manner, by such Person.

(c) Invalidity. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

(d) Benefit of Agreement. This Agreement shall be binding upon and inure to the parties hereto and their respective successors and assigns.

(e) Mutual Agreement. This Agreement embodies the arm’s length negotiation and mutual agreement between the parties hereto and shall not be construed against either party as having been drafted by it.

(f) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and Federal courts sitting in the county of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court or that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

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IN WITNESS WHEREOF, the parties hereto have caused this Stock Pledge Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

PLEDGOR:

BIO SOLUTIONS MANUFACTURING, INC.

By: /s/ David S. Bennett
Name: David S. Bennett
Title: President

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PLEDGEES:

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